EXHIBIT 10.9

AMENDMENT NO. 1 TO THE

PUT AGREEMENT

         This  Amendment  No. 1 to the  Put  Agreement  (this "Amendment")  is entered  into as of the 9th day of July, 2008, by and  among  S3 Investment Company, Inc., a California corporation (the “Company” or “SIVC”), and the investors listed on the SCHEDULE OF INVESTORS attached to the original Put Agreement (the “Investors”).

Investors and the Company have previously entered into that certain Put Agreement dated January 28, 2008 (the "Agreement").  Investors and the Company desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

         NOW, THEREFORE, Investors and the Company hereby modify and amend the Agreement as follows:

1. The term “Investors” in the Agreement shall mean the investors listed on the SCHEDULE OF INVESTORS as amended by Amendment No. 1 the Bridge Loan Agreement dated as of the date of this Amendment.

2.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and Investors have executed this Amendment as of the day and year first written above.

S3 INVESTMENT COMPANY, INC.

By /s/ James S. Bickel, Sr.

Name:  James S. Bickel, Sr.

Title:  President

Investors:

ANCORA GREATER CHINA FUND, LP

By /s/ John Micklitsch

Name:  John Micklitsch

THE BOSPHOROUS GROUP, INC.

By /s/ Daniel J. McClory

Name:  Daniel J. McClory

Title:  President

By /s/ Matthew Hayden

Name: Matthew Hayden

By his acceptance below this day of July 9, 2008, the undersigned additional Investor hereby agrees to the terms and conditions of the Agreement and consents to the above-stated terms.

/s/ Stephen Taylor

Name: Stephen Taylor